UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 9, 2018

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On July 9, 2018, the board of directors (the “Board”) of AAR CORP. (the “Company”), upon the recommendation of the Nominating and Governance Committee, amended Section 10 of Article II of the Company’s By-Laws (the “By-Laws”) to change the voting standard for the election of directors in uncontested elections to a majority voting standard from a plurality voting standard.  The amendments took effect upon adoption.

Under the amended By-Laws, in an uncontested election each director will be elected by the affirmative vote of the majority of the votes cast with respect to such director at the meeting.  The plurality voting standard that previously applied to both contested and uncontested director elections will continue to apply to contested director elections.

The amended By-Laws provide that any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast with respect to such nominee in an uncontested election shall promptly tender his or her irrevocable resignation after such election, subject to acceptance by the Board.  The independent directors of the Board shall decide, within 90 days after the election, whether to accept the tendered resignation, and the Company will promptly disclose the independent directors’ decision.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, as amended July 9, 2018, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

3.1	By-Laws of AAR CORP. (last amended on July 9, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2018	AAR CORP.

	By:	/s/ Robert J. Regan
Name: Robert J. Regan
Vice President, General Counsel and Secretary